                                                              EXHIBIT 10(a)(iii)


                             NEW VALLEY CORPORATION
                       100 S.E. SECOND STREET, 32ND FLOOR
                             MIAMI, FLORIDA  33131



                                November 18, 1996



Mr. Howard Lorber
70 East Sunrise Highway
Suite 411
Valley Stream, New York 11581

Dear Mr. Lorber:

     We are pleased to inform you that New Valley Corporation (the "Company") has granted you (i) a nonqualified option (the "Common Option") to purchase 330,000 of the Company's common shares, par value $ .01 per share (the "Common Shares"), at a price of $.58 per share (any of the underlying Common Shares to be issued upon exercise of the Common Option are referred to hereinafter as the "Common Option Shares"), and (ii) a nonqualified option (the "Preferred Option" and, together with the Common Option, the "Options") to purchase 97,000 of the Company's $3.00 Class B Cumulative Convertible Preferred Shares ($25 Liquidation Value), par value $ .10 per share (the "Preferred Shares"), at a price of $1.85 per share (any of the underlying Preferred Shares to be issued upon exercise of the Preferred Option are referred to hereinafter as the "Preferred Option Shares" and, together with the Common Option Shares, as the "Shares"), subject to the following terms and conditions:

     1. The Options may be exercised on or prior to July 1, 2006 (at which date the Options will, to the extent not previously exercised, expire), as follows:
(a) as to one-sixth of the Common Option Shares and Preferred Option Shares, on and after July 1, 1997; (b) as to one-sixth of the Common Option Shares and Preferred Option Shares, on and after July 1, 1998; (c) as to one-sixth of the Common Option Shares and Preferred Option Shares, on and after July 1, 1999;
(d) as to one-sixth of the Common Option Shares and Preferred Option Shares, on and after July 1, 2000; (e) as to one-sixth of the Common Option Shares and Preferred Option Shares, on and after July 1, 2001; and (f) as to the final one-sixth of the Common Option Shares and Preferred Option Shares, on and after July 1, 2002. Each such installment shall be cumulative and your right of purchase thereunder shall continue, unless exercised or terminated as herein provided through the expiration date of the Options.

     2. Any installment of the Options, from and after the date it becomes exercisable pursuant to Section 1 hereof, may be exercised in whole or in part by delivering to the Company a written notice of exercise in the form attached hereto as Exhibit A, specifying the number and

Mr. Howard Lorber
November 18, 1996
Page 2


type of the Shares to be purchased, together with payment of the purchase price of the Shares to be purchased. The purchase price is to be paid in cash or by delivering Common Shares, in the case of the Common Option, and Preferred Shares, in the case of the Preferred Option, already owned by you and having a fair market value on the date of exercise equal to the exercise price of the Options, or a combination of such shares and cash.

     3. Except to the extent provided in Section 4 hereof, in the event your employment with the Company is terminated for any reason, other than as a result of your death or Disability (as such term is defined in Section 6(c) of that certain Employment Agreement entered into between you and the Company dated as of January 1, 1995 and as amended effective as of January 1, 1996 [the "Employment Agreement"]) prior to July 1, 1999, the Options shall forthwith terminate, provided that you may exercise any then unexercised installments of the Options then exercisable at any time prior to the earlier of three months after the termination of your employment or the expiration of the Options. Except to the extent provided in Section 4 hereof, in the event your employment is terminated as a result of your death or Disability prior to July 1, 1999, one-half of the Options (to the extent not previously exercised) shall become immediately exercisable at any time prior to three month after the termination of your employment and any remaining Options shall forthwith terminate.

     4. In the event of the occurrence of any of the following: (i) any Change of Control of the Company or of Brooke Group Ltd. (as the term "Change of Control" is defined in Section 6(f) of the Employment Agreement), other than any Change of Control arising by reason of a testamentary bequest by Bennett S. LeBow to or for the benefit of his surviving spouse of any or all securities of the Company or of Brooke Group Ltd. beneficially owned by him as of his date of death so long as, following the bequest, the event referenced in Section 6(f)(ii) of the Employment Agreement shall not have occurred, (ii) any distribution of the assets of the Company to the holders of the Preferred Shares upon voluntary or involuntary liquidation, dissolution or winding up of the Company or (iii) any redemption by the Company of all of the outstanding Preferred Shares, all installments of the Options (to the extent not previously exercised) shall become immediately exercisable.

     5. In the event of the payment of any dividends or other distributions in respect of the Company's Common Shares or Preferred Shares on or after the date hereof through and including July 1, 2006, you shall receive, within ten days of your exercise of any installment of the Options, a payment equal to the amount of any such dividends or other distributions that would have been paid to you had you been at the record date for such dividends or other distributions a shareholder of the Shares that were acquired by you upon such exercise.





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Mr. Howard Lorber
November 18, 1996
Page 3

     6. The Options are not transferable otherwise than by will or by the applicable laws of descent and distribution and may be exercised during your lifetime only by you (or in the event of your Disability, by your personal representative or representatives).

     7. In the event of your death, the Options may be exercised by your personal representative or representatives or by the person or persons to whom your rights under the Options shall pass by will or by the applicable laws of descent or distribution.

     8. In the event of any change in the outstanding Common Shares or Preferred Shares by reason of a stock dividend, recapitalization, merger, consolidation, split-up, subdivision, combination or exchange of shares, or the like, the aggregate number and kind of shares subject to the Options and the exercise price thereof shall be proportionately adjusted by the Company.

     9. Unless at the time of the exercise of the Options a registration statement under the Securities Act of 1933, as amended (the "Act"), is in effect as to the Shares, the Shares shall be acquired for investment and not for sale or distribution, and if the Company so requests, upon any exercise of the Options, in whole or in part, you agree to execute and deliver to the Company a certificate to such effect.

     10. You understand and acknowledge that, under existing law, unless at the time of the exercise of the Options, a registration statement under the Act is in effect as to the Shares so issuable (i) any Shares purchased by you upon exercise of the Options may be required to be held indefinitely unless such Shares are subsequently registered under the Act or an exemption from such registration is available; (ii) any sales of such Shares made in reliance upon Rule 144 promulgated under the Act may be made only in accordance with the terms and conditions of that Rule (which, under certain circumstances, restrict the number of shares which may be sold and the manner in which shares may be sold);
(iii) in the case of securities to which Rule 144 is not applicable, compliance with Regulation A promulgated under the Act or some other disclosure exemption shall be required; (iv) certificates for Shares to be issued to you hereunder shall bear a legend to the effect that the Shares have not been registered under the Act and that the Shares may not be sold, hypothecated or otherwise transferred in the absence of an effective registration statement under the Act relating thereto or an opinion of counsel satisfactory to the Company that such registration is not required; (v) the Company shall place an appropriate "stop transfer" order with its transfer agent with respect to such Shares; and (vi) the Company has undertaken no obligation to register the Shares or to include the Shares in any registration statement which may be filed by it subsequent to the issuance of the Shares to you.


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Mr. Howard Lorber
November 18, 1996
Page 4


     Would you kindly evidence your acceptance of the Options and your agreement to comply with the provisions hereof by executing this letter in the space provided below.

                                              Very truly yours,

                                              NEW VALLEY CORPORATION



                                              By: /s/ Bennett S. LeBow
                                                 -----------------------------
                                              Title: Chairman
                                                    --------------------------

AGREED TO AND ACCEPTED:

     /s/ Howard M. Lorber
-------------------------
         Howard M. Lorber


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                                                                     EXHIBIT A

New Valley Corporation
100 S. E. Second Street, 32nd Floor
Miami, Florida  33131

Gentlemen:

     Notice is hereby given of my election to purchase __________ shares of [Common Shares, $ .01 par value][$3.00 Class B Cumulative Convertible Preferred Shares ($25 Liquidation Value), $ .10 par value] (the "Shares"), of New Valley Corporation, at a price of [$ .58] [$1.85] per Share, pursuant to the provisions of the stock option granted to me on November _____, 1996. Enclosed in payment for the Shares is:

     [ ]  my check in the amount of $ ____________________.

     [ ]  ___________________ Shares having a total value of $ ______________, such value being based on the closing price(s) of the Shares on the date hereof.

     The following information is supplied for use in issuing an registering the Shares purchased hereby:

     Number of Certificates
     and Denominations
                             ---------------------------------
     Name
                             ---------------------------------
     Address
                             ---------------------------------

                             ---------------------------------

                             ---------------------------------
     Social Security
                             ---------------------------------

Dated:

                                   Very truly yours,


                                   Howard Lorber